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                                                                    EXHIBIT 3.30

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 11:31 AM 01/29/2003
                                                          030059802 - 3619515

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                                CHANNEL POWER, LP

         This Certificate of Limited Partnership of Channel Power, LP (hereinafter referred to as the "Partnership") is being filed by the undersigned for the purpose of forming a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act.

                  1.       The name of the Partnership is Channel Power, LP.

                  2. The address of the registered office the Partnership in Delaware is 9 East Loockerman Street, Suite 1B, Dover, 19901, County of Kent and the name of its registered agent at such address is National Registered Agents, Inc.

                  3. The names and business, residence or mailing address of each of the general partners are as follows:

NAME                                 MAILING ADDRESS
----                                 ---------------
Channel Power GP, LLC           c/o Calpine Corporation
                                50 West San Fernando Street
                                San Jose, CA 95113

         IN WITNESS WHEREOF, the undersigned, constituting all of the general partners of the Partnership, have caused this Certificate of Limited Partnership to be duly executed as of this 29th day of January, 2003.

         General Partner:                  Channel Power GP, LLC,
                                           a Delaware limited liability company

                                           By: /s/ Michael Ginsburg
                                               -----------------------------
                                           Name: Michael Ginsburg
                                           Its: Authorized Person